                                                                     EXHIBIT 21.

                                  SUBSIDIARIES

CorporacionMicrosoft del Ecuador SA                 Microsoft Institute PTY Limited (Australian Educational Centre)
Corporation MS 90 de Venezuela SA                   Microsoft International BV (The Netherlands Holding Company)
Dram Realty, Inc.                                   Microsoft Israel Limited
Forethought Inc.                                    Microsoft Kft (Hungary)
Fox Software, Inc.                                  Microsoft KK (Japan)
Fox Software Limited (United Kingdom)               Microsoft Limited (United Kingdom)
Fox Software SARL (France)                          Microsoft Limited (Thailand)
Fox Software GmbH (Germany)                         Microsoft Manufacturing BV (Ireland manufacturing)
ImageWare Research and Development, Inc.            Microsoft Maroc SARL (Morocco)
  (Canada)                                          Microsoft Mexico, SA de CV
MSHC Inc.                                           Microsoft Middle East (United Arab Emirates)
Microsoft BYHLS (Turkey)                            Microsoft Oy (Finland)
Microsoft AO (Russia)                               Microsoft New Zealand Limited
Microsoft AG (Switzerland)                          Microsoft Norge AS (Norway)
Microsoft Aktiebolag (Sweden)                       Microsoft NV (Belgium)
Microsoft BV (The Netherlands)                      Microsoft PTY Limited (Australia)
Microsoft Canada Inc.                               Microsoft PRC (Peoples Republic of China)
Microsoft Caribbean, Inc.                           Microsoft Peru, SA
Microsoft CH (Korea)                                Microsoft Properties France SARL
Microsoft Chile SA                                  Microsoft Properties UK Limited (United Kingdom)
Microsoft Colombia, Inc.                            Microsoft Puerto Rico, Inc. (Manufacturing)
Microsoft Consulting Services Europe Limited        Microsoft SA Limited (South Africa)
Microsoft Coris SPA (Italy Joint Venture/Olivetti)  Microsoft Sdn Bhd (Malaysia)
Microsoft Corporation (Dubai)                       Microsoft Singapore PTE Limited
Microsoft Corporation Limitada (Colombia)           Microsoft Software Para Microcomputadoras, LDA (Portugal)
Microsoft Corporation Private Limited (India)       Microsoft SpA (Italy)
Microsoft Danmark ApS (Denmark)                     Microsoft sp zo o (Poland)
Microsoft Distribution Limited (Ireland)            Microsoft sro (Czech Republic)
Microsoft de Argentina SA                           Microsoft Systems Private Limited (India)
Microsoft de Centroamerica (Costa Rica)             Microsoft Taiwan Corporation
Microsoft Europe SARL (European Headquarters)       Microsoft Workgroup Canada, Inc.
Microsoft France SARL                               Microsoft Venezuela, SA
Microsoft FSC Corporation                           NRI India, Inc.
Microsoft Gesellschaft mbH (Austria)                Technology Resources Management Corporation
Microsoft GmbH (Germany)                            SOFTIMAGE Inc. (Canada)
Microsoft HC, Inc. (Holding Company)                SOFTIMAGE France SARL
Microsoft Hellas SA (Greece)                        SOFTIMAGE Italy SRL
Microsoft Hong Kong Limited                         SOFTIMAGE U.K. Limited
Microsoft Iberica SRL (Spain)                       SoftCapital, Inc.
Microsoft Informatica Limitada (Brazil)             The Monotype Corporation